UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2019

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36609	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.66 2/3 Par Value	NTRS	The NASDAQ Stock Market LLC
Depositary Shares, each representing 1/1000th interest in a share of Series C Non-Cumulative Perpetual Preferred Stock	NTRSP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2019, Northern Trust Corporation (the “Corporation”) filed a Certificate of Designation with the Secretary of State of the State of Delaware, for the purpose of fixing the designations, preferences, limitations and relative rights of the Corporation’s Series E Non-Cumulative Perpetual Preferred Stock, without par value (the “Series E Preferred Stock”), with a liquidation preference of $25,000 per share. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 5, 2019, the Corporation issued and sold 16,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th ownership interest in a share of the Series E Preferred Stock, pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated October 29, 2019, among the Corporation and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein (the “Underwriters”). Net proceeds from the offering of the Depositary Shares, after deducting the underwriting discount and estimated offering expenses, were approximately $391.4 million, which the Corporation intends to use to redeem outstanding shares of its Series C Non-Cumulative Perpetual Preferred Stock (the “Series C Preferred Stock”).

In connection with the issuance of the Depositary Shares, the Corporation entered into a deposit agreement (the “Deposit Agreement”), dated as of November 5, 2019, with Equiniti Trust Company, as depositary, and the holders from time to time of the depositary receipts described therein.

The Depositary Shares were offered pursuant to the Corporation’s shelf registration statement on Form S-3 (File No. 333-219591) and the prospectus included therein, filed with the Securities and Exchange Commission on July 31, 2017, and supplemented by the prospectus supplement, dated October 29, 2019. Copies of the Underwriting Agreement and the Deposit Agreement are attached hereto as Exhibits 1.1 and 4.2, respectively, and are incorporated herein by reference.

On November 5, 2019, the Corporation also issued a press release announcing the redemption, on January 1, 2020, of all of the issued and outstanding shares of its Series C Preferred Stock, and the corresponding depositary shares, each representing a 1/1,000th interest in a share of Series C Preferred Stock.

A copy of the press release announcing the redemption is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1

Underwriting Agreement, dated October 29, 2019, among Northern Trust Corporation and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein

Exhibit 3.1	Certificate of Designation of Series E Non-Cumulative Perpetual Preferred Stock of Northern Trust Corporation

Exhibit 4.1	Form of Certificate representing Series E Non-Cumulative Perpetual Preferred Stock

Exhibit 4.2	Deposit Agreement, dated as of November 5, 2019, among Northern Trust Corporation, Equiniti Trust Company, as depositary, and the holders from time to time of the depositary receipts described therein

Exhibit 4.3	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.2)

Exhibit 5.1	Opinion of Mayer Brown LLP, counsel to Northern Trust Corporation

Exhibit 23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release of Northern Trust Corporation, dated November 5, 2019

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Dated: November 5, 2019	By:	/s/ Susan C. Levy
Susan C. Levy
Executive Vice President, General Counsel and Corporate Secretary